Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OFTHE SARBANES-OXLEY ACT OF 2002

In connectio n with the Cascade Energy, Inc. (the "Company") annual report on 10K SB for the fiscal year ending February 28, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sam Johal, Chief Executive Company, certify, Officer of the U.S pursuant.C. ss. to 1350,18 pursuant to Section rbanes-Oxley Act, 906 of the to the best of mySa of 2002, that

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	June 13, 2005

/s/ Sam Johal
(Signature)

Chief Executive Officer
(Title)